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HOUSTON, June 28, 2018 /PRNewswire/ -- Nobilis Health Corp. ("Nobilis" or the "Company") (NYSE MKT: HLTH) (NEO: HLTH) today announced the director election results from its 2018 annual general meeting of shareholders held on June 28, 2018 (the "Meeting"). A ballot was conducted with respect to the election of the directors to hold office until the next annual meeting of shareholders. According to the proxies received and ballots cast, the following directors were elected to hold office until the next annual meeting of shareholders or until their successors are elected or appointed, unless such office is earlier vacated in accordance with the articles of the Company:

Nominee	# Votes For	% Votes For	# Votes Withheld	% Votes Withheld
Harry Fleming	29,601,179	95.38%	1,432,271	4.62%
Steve Ozonian	28,696,508	92.47%	2,336,942	7.53%
Tom Foster	27,680,845	89.20%	3,352,605	10.80%
Neil Badlani, M.D.	28,684,169	92.43%	2,349,281	7.57%
Susan Watt	29,209,231	94.12%	1,824,219	5.88%

According to proxies received, shareholders voted in favor of setting the number of directors of the Board of Directors at five (5) for the ensuing year. In addition, shareholders also voted in favor of approving the company’s proposed Second Amended Stock Option Plan, as well as appointing Crowe, LLP as auditor of the Company.
For further information regarding the voting results for matters considered and approved by the shareholders at the Meeting, please see the Company's Current Report on Form 8-K that has been filed on EDGAR at www.sec.gov.
The Company would like to extend its gratitude to Michael C. Nichols for his contributions to the Board of Directors during his tenure with the Company.
About Nobilis Health Corp.
Nobilis Health (www.NobilisHealth.com) is a full-service healthcare development and management company, with more than 30 locations across Texas and Arizona, including hospitals, ambulatory surgery centers, and multi-specialty clinics. In addition, Nobilis Health partners with more than 30 facilities across the country. Marketing nine independent brands, Nobilis Health deploys a unique patient acquisition strategy driven by proprietary, direct-to-consumer marketing technology, focusing on a specified set of procedures that are performed at its facilities by local physicians. Nobilis Health's business model connects patients with physicians and delivers the highest quality healthcare.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Canadian and United States securities laws, including the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and may be identified by the use of words such as "may," "believe," "will," "expect," "project," "estimate," "anticipate," "plan" or "continue." These forward-looking statements are based on current plans and expectations and are subject to a number of risks, uncertainties and other factors which could significantly affect current plans and expectations and our future financial condition and results. These factors, which could cause actual results, performance and achievements to differ materially from those anticipated, include, but are not limited to our ability to successfully maintain effective internal controls over financial reporting; our ability to implement our business strategy, manage the growth in our business, and integrate acquired businesses; the risk of litigation and investigations, and liability claims for damages and other expenses not covered by insurance; the risk that payments from third-party payers, including government healthcare programs, may decrease or not increase as costs increase; adverse developments affecting the medical practices of our physician limited partners; our ability to maintain favorable relations with our physician limited partners; our ability to grow revenues by increasing case and procedure volume while maintaining profitability at the Nobilis facilities; failure to timely or accurately bill for services; our ability to compete for physician partners, patients and strategic relationships; the risk of changes in patient volume and patient mix; the risk that laws and regulations that regulate payments for medical services made by government healthcare programs could cause our revenues to decrease; the risk that contracts are cancelled or not renewed or that we are not able to enter into additional contracts under terms that are acceptable to us; and the risk of potential decreases in our reimbursement rates. The foregoing are significant factors we think could cause our actual results to differ materially from expected results. However, there could be additional factors besides those listed herein that also could affect us in an adverse manner.
We have not undertaken any obligation to publicly update or revise any forward-looking statements. All of our forward-looking statements speak only as of the date of the document in which they are made or, if a date is specified, as of such date. Subject to a mandatory requirements of applicable law, we disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any changes in events, conditions, circumstances or information on which the forward-looking statement is based. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing factors and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on March 12, 2018, as updated by other filings with the Securities and Exchange Commission.

Contact Information:
Joel Lehr
Assistant Vice President, Corporate Communications
(346) 207-6342
IR@Nobilishealth.com